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                                                                      Exhibit 11

                   CENTENNIAL CELLULAR CORP. AND SUBSIDIARIES

                              EXHIBIT TO FORM 10-K

                      COMPUTATION OF LOSS PER COMMON SHARE
             (Amounts in thousands, except share and per share data)

                                                                      Year Ended May 31,
                                                    ------------------------------------------------------
                                                        1998                 1997                1996
                                                    -------------         ------------        ------------
Primary fully diluted:
Loss                                                $    (31,947)       $     (33,295)      $     (16,631)
Preferred stock dividends                                (16,451)             (15,948)            (13,590)
                                                    -------------         ------------        ------------
Loss applicable to common shares                    $    (48,398)       $     (49,243)      $     (30,221)
                                                    =============         ============        ============


Average number of common shares and common
      share equivalents outstanding
        Average number of common shares
          outstanding during the period               26,181,000           26,934,000          26,770,000
        Add common share equivalents - Options
          to purchase common shares - net                429,000              200,000             115,000
                                                    -------------         ------------        ------------
Average number of common shares and common
      share equivalents outstanding                   26,610,000 (A)       27,134,000 (A)      26,885,000 (A)
                                                    =============         ============        ============

Loss per common share                               $      (1.82)(A)    $       (1.81)(A)   $       (1.12)(A)
                                                    =============         ============        ============

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(A)  In accordance with SFAS No. 128, the inclusion of common share equivalents in the computation of earnings per share need not be considered if the effect is antidilutive. Therefore, basic loss per common share and common share equivalents as shown on the Consolidated Statements of Operations for the periods presented do not include common share equivalents as their effect is antidilutive.


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